UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2008 (December 11, 2008)
CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)
PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943

(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code — (570) 724-3411
NONE

(Former name, address and fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          On December 11, 2008, Citizens & Northern Corporation (the “Registrant”) filed Articles of Amendment with the Pennsylvania Department of State (the “Department”), pursuant to which the Registrant’s Articles of Incorporation were amended to provide for the authorization of 30,000 shares of preferred stock with such attributes as are required by the United States Department of Treasury in order to participate in the TARP Capital Purchase Program (the “Amendment”). The Amendment was approved at a special meeting of the shareholders of the Registrant held on December 10, 2008, and became effective upon the filing of the Articles of Amendment with the Department. The text of the Amendment is attached hereto as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
3.1	Text of the Amendment to the Articles of Incorporation of Citizens & Northern Corporation.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation
Date: December 11, 2008	Craig G. Litchfield, President & CEO
Craig G. Litchfield, President & CEO